Exhibit 99.1

The Directors

BSQUARE CORPORATION (the “Company”)

Ladies and Gentlemen:

I hereby confirm that I do not wish to stand for re-election as a member of the Company’s board of directors (the “Board”) and, as a result, my service on the Board and any of its committees (and any other position I may have with the Company or any of its subsidiaries) will cease, effective immediately following the Company’s annual meeting of shareholders on November 29, 2022.

This decision is not due to any disagreement or dispute with the Company on any matter.

By:	/s/ Davin W. Cushman
Davin W. Cushman

Dated:         October 19, 2022